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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Pixar:

           We consent to the incorporation by reference in the registration statements (Nos. 33-99838, 333-62047 and 333-30686) on Form S-8 of Pixar, of our reports dated February 2, 2000, relating to the balance sheets of Pixar as of January 2, 1999 and January 1, 2000, and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 1, 2000, and the related financial statement schedule, which reports appear or are incorporated by reference in the January 1, 2000 annual report on Form 10-K of Pixar.

                                             /s/  KPMG LLP

San Francisco, California
March 29, 2000